UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Agreement.

On July 8, 2021, OMNIQ Corp. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchasers”) providing for the sale of 1,970,957 shares of Common Stock at a purchase price of $7.00 per share resulting in gross proceeds of $13,796,699. In connection with the offering (the “July Offering”), the Company paid ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), the sole placement agent, a commission of 8%, issued it warrants to purchase an aggregate of 157,676 shares at an exercise price of $7.70 per share, and reimbursed it $150,000 for expenses. On July 13, 2021, the Company received another $1,203,300 from the purchase of an additional 171,900 shares, bringing the July Offering’s total gross proceeds to $14,999,999.

In connection with the July Offering, the Company has entered into a registration rights agreement with the Purchasers, dated as of July 8, 2021, under which it has agreed to file a registration statement with the SEC covering the resale of both the shares of Common Stock bought by the Purchasers and the shares of Common Stock underlying the ThinkEquity warrants.

The descriptions of the Securities Purchase Agreement and the Registration Rights Agreement are summaries and are qualified by reference to the full agreements which are attached hereto and incorporated herein by reference in their entirety as Exhibits 10.2 and 10.3, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in its Current Report on Form 8-K filed with the SEC on May 6, 2021, the Company entered into the Dangot Share Purchase Agreement to acquire 51% of Dangot Computers Ltd. On July 8, 2021, the Company closed the acquisition, paying Dangot a total of approximately $7.6 million, comprised of approximately $5,600,000 in cash and approximately $2,000,000-worth of the Company’s Common Stock (220,103 restricted shares).

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Items 1.01 and 2.01 is incorporated by reference herein in its entirety. The shares issued as part of the July Offering and under the Dangot Share Purchase Agreement were issued pursuant to the exemption under Section 4(2) or pursuant to Rule 506 under Regulation D.

Item 7.01 Regulation FD Disclosure

On July 8, 2021, the Company issued a press release. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

Item 9.01 Financial statements and Exhibits

The required financial statements will be filed within 71 days of this Current Report on Form 8-k.

(d) Exhibits.

Exhibit Number	Description
10.1	Share Purchase Agreement dated May 3, 20201, by and between Omniq Corp., Omniq Technologies Ltd., and Haim Dagnot (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2021, and incorporated herein by reference)
10.2	Securities Purchase Agreement dated July 8, 2021
10.3	Registration Rights Agreement dated July 8, 2021
99.1	Press Release dated July 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2021

OMNIQ Corp.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO